AMENDMENT DATED JULY 23, 1997 TO EXCLUSIVE
AGENCY AGREEMENT WITH BINSWANGER CHESTERTON.



July 23, 1997


The Binswanger Companies
Two Logan Square, 4th Floor
18th and Arch Streets
Philadelphia, PA  19103-2759

Re:   Boulder, Colorado

Ladies and Gentlemen:

This letter is to confirm our  understanding  that the  Exclusive  Right to Sell
Agreement dated April 4, 1995, as amended July 1, 1996, (the "Agreement"), pursuant to which you are acting as our exclusive agent in connection with the sale of the Property. Capitalized terms used herein without definition have the meanings respectively assigned thereto in the Agreement. This extension shall be on the same terms and conditions as contained in the Agreement, except as follow and extended through December 31, 1997:

         1) Notwithstanding any provision contained in the Agreement, the Company will not be obligated to pay to the Binswanger Companies ("Binswanger") any commission, fee or any other compensation, including, but not limited to the Commission Fee, lease commission or cancellation fee, pursuant to the Agreement or otherwise, if the Company sells, leases, conveys, or in any other way transfers the Property to any party that was introduced to the Company through an entity or individual (such entity or individual, an "Investment Bank") that has a written agreement with the Company which obligates the Company to pay a fee to such Investment Bank in connection with a transaction involving the Company.

                                           Very truly yours, SOMATOGEN, INC.


                                           By: Timothy D. Hoogheem

                                           Date: July 23, 1997


BINSWANGER OF COLORADO, INC.

By:  Susan Sygenda
     Corporate Council